Exhibit 21

                       Subsidiaries of the Registrant




Parent
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Timberland Bancorp, Inc.



                                   Percentage       Jurisdiction or
Subsidiaries                      of Ownership    State of Incorporation
-------------------------------   ------------    ----------------------

Timberland Bank                        100%            Washington

Timberland Service Corporation (1)     100%            Washington

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(1) This corporation is a wholly-owned subsidiary of Timberland Bank.

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